Exhibit 10.3

SUPPORT AGREEMENT

THIS AGREEMENT is dated as of the 29th day of May, 2018.

BETWEEN:

THE PERSON SET FORTH ON THE SIGNATURE PAGE OF THIS AGREEMENT

(the “Supporting Securityholder”)

AND

KINDER MORGAN CANADA LIMITED, a corporation existing under the laws of the Province of Alberta

(“KML”)

AND

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

(“Purchaser”)

WHEREAS Purchaser, Kinder Morgan Cochin ULC (“Vendor”), Kinder Morgan, Inc. and KML have, concurrently with the execution of this Support Agreement, entered into a Share and Unit Purchase Agreement (the “Purchase Agreement”) pursuant to which Purchaser has agreed to purchase and Vendor has agreed to sell all of the shares of Kinder Morgan Canada Inc., all of the shares of Trans Mountain Pipeline ULC and all of the units of Trans Mountain Pipeline L.P. (the “Transaction”).

AND WHEREAS the approval of the Transaction by special resolution (“Transaction Resolution”) of the holders of the Restricted Voting Shares, Special Voting Shares and Preferred Voting Shares of KML, (“Securities”) voting as a single class, is a condition to the completion of the Transaction;

AND WHEREAS as of the date hereof, the Supporting Securityholder is the beneficial owner of, or directly or indirectly exercises control or direction over, the number and class of Securities, all as set forth on the signature page of this Agreement (together with any other Securities hereinafter acquired by the Supporting Shareholder, the “Subject Securities”);

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Supporting Securityholder to support the Transaction and to vote the Subject Securities in favour of the Transaction Resolution;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge), the Parties hereto covenant and agree as follows:

1.                                      Definitions.

In this Agreement:

(a)                                 “Agreement”, “herein”, “hereof”, “hereby”, “hereto”, “hereunder” and similar expressions mean and refer to this support agreement as supplemented, modified or amended, and not to any particular section or other portion hereof; and

(b)                                 “Party” means a party to this Agreement and “Parties” means all parties to this Agreement.

Additional capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Purchase Agreement.

2.                                      Representations and Warranties of the Supporting Securityholder.

The Supporting Securityholder hereby makes to KML and Purchaser the following representations and warranties and acknowledges that each of KML and Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the carrying out of the transactions contemplated herein:

(a)                                 the Supporting Securityholder has all necessary power, authority and capacity to enter into and perform the Supporting Securityholder’s obligations under this Agreement;

(b)                                 this Agreement has been duly executed and delivered by the Supporting Securityholder and constitutes a legal, valid and binding agreement of the Supporting Securityholder enforceable against the Supporting Securityholder in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(c)                                  the Supporting Securityholder is the beneficial owner of, or directly or indirectly exercises control or direction over, the Subject Securities. Other than the Subject Securities, as of the date hereof the Supporting Securityholder does not beneficially own, or exercise control or direction over, any additional securities of KML or securities convertible or exchangeable into any additional securities of KML;

(d)                                 the Supporting Securityholder is, and will continue to be until this Agreement is terminated in accordance with its terms, the beneficial owner of the Subject Securities;

(e)                                  the Supporting Securityholder has the sole right to vote or direct the voting of the Subject Securities;

(f)                                   no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto;

(g)                                  none of the Subject Securities are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of KML or give consents or approvals of any kind;

(h)                                 neither the entering into of this Agreement nor the performance by the Supporting Securityholder of any of the Supporting Securityholder’s obligations under this Agreement will constitute a breach of any agreement to which the Supporting

Securityholder is a party or by which any of the Supporting Securityholder’s assets or properties (including the Subject Securities) are bound;

(i)                                     no consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Supporting Securityholder in connection with the execution and delivery of this Agreement and the performance by the Supporting Securityholder of the Supporting Securityholder’s obligations under this Agreement; and

(j)                                    to the knowledge of the Supporting Securityholder, there is no proceeding, claim or investigation pending before any Governmental Authority or threatened against the Supporting Securityholder that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Supporting Securityholder’s ability to execute and deliver this Agreement and to perform the Supporting Securityholder’s obligations hereunder.

3.                                      Covenants of the Supporting Securityholder.

The Supporting Securityholder agrees in favour of each of KML and the Purchaser that, except as KML, Vendor, their Affiliates or any of their respective Representatives is permitted to do by the Purchase Agreement, from the date of this Agreement until termination of this Agreement in accordance with its terms:

(a)                                 the Supporting Securityholder shall not: (i) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest (including any economic consequence of ownership) in any of the Subject Securities, or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than pursuant to the Transaction; (ii) grant or agree to grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Securities other than pursuant to this Agreement; or (iii) requisition or join in the requisition of any meeting of KML (for greater certainty, other than a meeting called by KML) for the purpose of considering any resolution other than the Transaction Resolution;

(b)                                 the Supporting Securityholder shall vote (or cause to be voted) all the Subject Securities at any meeting of any of the holders of Securities of KML at which the Supporting Securityholder is entitled to vote, including the Meeting, and in any action by written consent of the holders of Securities of KML, in favour of the approval, consent, ratification and adoption of the Transaction Resolution and any actions required for the consummation of the Transaction. In connection with the foregoing, the Supporting Securityholder hereby agrees to duly deposit a proxy or voting instruction form, as applicable, duly completed and executed in respect of all of the Subject Securities promptly following the mailing of the Circular, and in any event at least seven (7) days prior to the Meeting, voting all such Subject Securities in favour of the Transaction Resolution;

(c)                                  unless directed otherwise in writing by KML and Purchaser, from time to time, the Supporting Securityholder shall vote (or cause to be voted) its Subject Securities against any action or any proposed action by or in respect of KML or by the holders of Securities which would reasonably be regarded as being directed towards or likely to prevent, hinder or delay the successful completion of the Transaction;

(d)                                 the Supporting Securityholder will not, directly or indirectly, through any representative, advisor, agent or otherwise: (i) solicit proxies or become a participant in a solicitation in opposition to or competition with the Transaction; (ii) assist, or otherwise further any action by any Person or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Transaction; (iii) act jointly or in concert with others with respect to voting securities of KML for the purpose of opposing with the Transaction; or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other Person to do or seek to do any of the foregoing;

(e)                                  the Supporting Securityholder will not exercise any Dissent Rights in respect of the Transaction or the Transaction Resolution or take any other action of any kind that could reasonably be regarded as likely to reduce the likelihood of the completion of the Transaction contemplated by the Transaction Resolution; and

(f)                                   the Supporting Securityholder shall use commercially reasonable efforts (solely in the Supporting Securityholder’s capacity as a Supporting Securityholder) to assist KML and Purchaser to successfully complete the Transaction.

4.                                      Termination.

This Agreement shall terminate and be of no further force or effect upon the earliest to occur of:

(a)                                 the mutual written consent of KML, the Purchaser and the Supporting Securityholder to the termination of this Agreement;

(b)                                 the termination of the Purchase Agreement in accordance with its terms;

(c)                                  Closing of the Transaction; and

(d)                                 the Outside Date.

In the event of termination of this Agreement, Sections 6, 7, 8(g), and 8(h) and this Section 4 shall survive the termination of this Agreement.

5.                                      Independent Legal Advice.

The Supporting Securityholder acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that the Supporting Securityholder has either done so or waived their right to do so in connection with the entering into of this Agreement.

6.                                      Expenses.

KML, Purchaser and the Supporting Securityholder each agree to pay their own respective expenses incurred in connection with this Agreement.

7.                                      Legal Remedy.

Each Party agrees that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by a Party in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement or to otherwise seek to obtain specific performance of any such provisions, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived.

8.                                      Miscellaneous.

(a)                                 No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or remedy under this Agreement.

(b)                                 Each Party agrees and confirms that any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Supporting Securityholder, Purchaser and KML.

(c)                                  If any provision of this Agreement as applied to any Party in any circumstance is adjudged by a court to be invalid or unenforceable, this will in no way affect any other provision of this Agreement, the application of such provision in any other circumstance, or the validity or enforceability of this Agreement.

(d)                                 This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by or between the Parties with respect to the subject matter hereof.

(e)                                  All notices required or permitted pursuant to the terms of this Agreement shall be in writing and shall be given by personal delivery or email to the addresses set forth on the final page of this Agreement. Any such notice or other communication given hereunder shall, if personally delivered or sent by email, be conclusively deemed to have been given or made and received on the day of delivery or email transmittal (as the case may be) if such delivery or email transmittal occurs during normal business hours of the recipient on a Business Day and if not so delivered or transmitted during normal business hours on a Business Day, then on the next Business Day following the day of delivery or transmittal. The Parties hereto may give from time to time written notice of change of address in the manner aforesaid.

(f)                                   The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(g)                                  This Agreement shall be governed by and construed in accordance with the laws of Alberta and the federal laws of Purchaser applicable therein. The Parties irrevocably attorn to the exclusive jurisdiction of the courts of Alberta.

(h)                                 This Agreement shall enure to the benefit of, and be binding on, the Parties and their successors and permitted assigns. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

(i)                                     This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

KINDER MORGAN CANADA LIMITED

Per:	(signed) “Dax A Sanders”
Name:	Dax A. Sanders
Title:	Chief Financial Officer

HER MAJESTY THE QUEEN IN RIGHT OF CANADA

Per:	(signed) “William F. Morneau”
Name:	William F. Morneau
Title:	Minister of Finance

KM CANADA TERMINALS ULC

Per:	(signed) “Dax A. Sanders”
Name:	Dax A. Sanders
Title:	Chief Financial Officer

NIL
Restricted Voting Shares

15,205,029
Special Voting Shares

NIL
Preferred Shares

Address of Supporting Securityholder:

855 — 2nd Street S.W., Suite 3500
Calgary, Alberta T2P 4J8

With a copy to:

Suite 2700, 300 — 5th Avenue S.W.
Calgary, Alberta T2P 5J2